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                        Exhibit 23.1


               Consent of Arthur Andersen LLP
independent certified public accountants for the Registrant

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    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 18, 1995 included in Computer Products, Inc.'s Form 10-K for the year ended December 30, 1994.



                              ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
October 13, 1995